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                                                                  Exhibit 23.2

             Consent of Independent Certified Public Accountants

As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 26, 1996 included in Republic Industries, Inc's Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference in this registration statement of our report dated February 9, 1996 (except with respect to the matter discussed in Note 11, as to which the date is February 29, 1996) on the combined financial statements of the Schaubach Companies, and our report dated March 5, 1996 on the combined financial statements of the Denver Alarm Companies, and our report dated March 15, 1996 on the supplemental consolidated financial statements of Republic Industries, Inc. and subsidiaries, all included in Republic Industries, Inc.'s Form 8-K/A dated February 27, 1996; and our report dated May 15, 1996 on the consolidated financial statements (restated) of Republic Industries, Inc. and subsidiaries included in Republic Industries, Inc.'s Form 8-K dated May 15, 1996, and our report dated June 1, 1995 (except with respect to the matter discussed in Note 10, as to which the date is August 3, 1995) on the combined financial statements of Hudson Management Corporation and subsidiaries and Envirocycle, Inc. included in Republic Industries, Inc.'s Form 8-K/A dated September 26, 1995 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP
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Arthur Andersen LLP


Fort Lauderdale, Florida,
  July 18, 1996.